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                                 PART 1-PLEASE PROVIDE YOUR TIN IN
                                 THE BOX AT RIGHT AND CERTIFY BY
SUBSTITUTE                       SIGNING AND DATING BELOW


FORM W-9                            ---------------------------------
Department of the Treasury               Social Security Number


                                  or
Payer's Request for Taxpayer        ---------------------------------
Identification Number (TIN)          Employer Identification Number


                                 PART 2-Check the box if you are NOT
                                 subject to backup withholding under the
                                 provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the IRS has notified you that you are no longer subject to backup withholding. [ ]

                                 CERTIFICATION-UNDER THE PENALTIES OF
                                 PERJURY, I CERTIFY THAT THE INFORMATION
                                 PROVIDED ON THIS FORM IS TRUE,
                                 CORRECT AND COMPLETE.

                                 Part 3 --                     Awaiting TIN [ ]


SIGNATURE                                     DATE                     , 1996
         -------------------------------------    ---------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACK-UP WITHHOLDING OF 31% OF ALL REPORTABLE PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.


                  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
                      IF YOU CHECKED THE BOX IN PART 3 OF
                             SUBSTITUTE FORM W-9.


            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

                                              Date:                      , 1996
- --------------------------------------------       ----------------------
                 Signature